UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): January 24, 2008

XCORPOREAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33874	75-2242792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 340, Los Angeles, California 90025
(Address of principal executive offices) (Zip Code)

(310) 424-5668
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry in Material Definitive Agreement

On January 24, 2008, we entered into a Services Agreement with Daniel Goldberger, a member of our Board of Directors and formerly our President and Chief Operating Officer. Under the agreement Mr. Goldberger will provide such consulting services as we may request from time to time. The agreement requires Mr. Goldberger to devote at least 80 hours per month to providing consulting services.

The Services Agreement has a term which commenced December 1, 2007, and continues on a month-to-month basis until the earlier of (i) our employment of a Chief Executive Officer or (ii) termination by either party on five business days prior written notice.

As compensation for providing consulting services, Mr. Goldberger will receive $15,000 per month for the first two months of the term and $12,500 per month for each month thereafter until termination of the Service Agreement. During the term of the Service Agreement, Mr. Goldberger will not be entitled to any additional compensation for his services as a member of our Board of Directors. He will be entitled to reimbursement for reasonable and necessary business and travel expenses. Mr. Goldberger will be included as a named insured under our existing officers and directors insurance and will be subject to the standard indemnification given to all of our officers and directors.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

No.	Description

10.1	Services Agreement dated as of December 1, 2007, between Xcorporeal, Inc. and Daniel Goldberger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCORPOREAL, INC.

Date: January 25, 2008	By:	/S/ ROBERT WEINSTEIN
Robert Weinstein
Chief Financial Officer